Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2018

RECORD FINANCIAL RESULTS

Company posts 51st consecutive quarter of improved revenues and earnings

•	Revenue increased 7.2% for the quarter and 8.8% for full year
•	Fourth quarter net income of $51.0 million, or $0.16 per diluted share
•	Full year net income of $231.7 million, or $0.71 per diluted share
•	Fourth quarter Earnings before interest, taxes, depreciation and amortization (EBITDA)[1] of $87.8 million, an increase of 5.1% and full year of $377.3 million, an increase of 7.5%

ATLANTA, GEORGIA, January 23, 2019: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported strong unaudited financial results for its fourth quarter and year ended December 31, 2018.

The Company recorded fourth quarter revenues of $444.6 million, an increase of 7.2% over the prior year’s fourth quarter revenue of $414.7 million. Rollins reported net income of $51.0 million or $0.16 per diluted share in the fourth quarter that ended December 31, 2018, compared to $33.7 million or $0.10 per diluted share for the same period in 2017. EBITDA for the fourth quarter ended December 31, 2018 increased 5.1% to $87.8 million compared to $83.6 million for the same period prior year.

All share and per share data have been adjusted to reflect the 3-for-2 stock split effective December 10, 2018.

For the full-year ended December 31, 2018, Rollins’ revenues rose 8.8% to $1.822 billion compared to $1.674 billion for the prior year. The Company reported net income of $231.7 million, or $0.71 per diluted share, compared to net income of $179.1 million, or $0.55 per diluted share last year. EBITDA for the year ended December 31, 2018 increased 7.5% to $377.3 million compared to $350.8 million for the same period prior year.

On January 22, 2019, Rollins increased its regular quarterly cash dividend to shareholders 12.5% to $0.105 per share. This marks the 17th consecutive year the Board has increased its dividend a minimum of 12.0% or more.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. stated, “Once again, our group of leading pest control companies has achieved Rollins’ major financial objectives for 2018. These results reflect the execution of our strategic programs that were designed to improve our sales, while improving productivity and profit margins. We are very proud of our people who made 2018 successes possible and who now are clearly focused on achieving our Company’s 2019 plans and objectives.”

Mr. Rollins concluded, “On January 8, 2019, we announced our agreement to purchase Clark Pest Control of Stockton, Inc. located in Lodi, CA. Clark is a family owned company founded by Charlie Clark in 1950. Clark operates in 26 locations that serve residents and businesses throughout California and northwestern Nevada. They offer both residential and commercial pest control.” Rollins expects to close in the first quarter 2019 subject to regulatory clearance.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Orkin Australia, Waltham Services LLC., OPC Pest Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.allpest.com.au, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s focus on achieving our 2019 plans and objectives and the expectation that the transaction will close in the first quarter 2019 and receive appropriate regulatory approvals, including the expiration of the applicable waiting period under the Hart Scott Rodina Act.. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2017.

1 EBITDA is a financial measure which does not conform to generally accepted accounting principles (GAAP). Additional disclosure regarding this non-GAAP financial measure is disclosed in Appendix A to this press release.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At December 31, (unaudited)	2018	2017
ASSETS
Cash and cash equivalents	$115,485	$107,050
Trade accounts receivables, net	104,016	97,802
Financed receivables, net	18,454	17,263
Materials and supplies	15,788	14,983
Other current assets	32,278	25,697
Total Current Assets	286,021	262,795
Equipment and property, net	136,885	134,088
Goodwill	368,481	346,514
Customer contracts	178,075	152,869
Trademarks & Tradenames	54,140	49,998
Other intangible assets, net	11,043	11,550
Financed receivables, long-term, net	28,227	20,414
Deferred income taxes, net	6,915	18,420
Prepaid pension	5,274	17,595
Other assets	19,063	19,420
Total Assets	$1,094,124	$1,033,663
LIABILITIES
Accounts payable	$27,168	$26,161
Accrued insurance, current	27,709	28,018
Accrued compensation and related liabilities	77,741	73,016
Unearned revenue	116,005	109,029
Other current liabilities	50,406	58,345
Total Current Liabilities	299,029	294,569
Accrued insurance, less current portion	33,867	34,245
Long-term accrued liabilities	49,320	50,925
Total Liabilities	382,216	379,739
STOCKHOLDERS’ EQUITY
Common stock	327,308	326,988
Retained earnings and other equity	384,600	326,936
Total stockholders’ equity	711,908	653,924
Total Liabilities and Stockholders’ Equity	$1,094,124	$1,033,663

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUES
Customer services	$444,623	$414,713	$1,821,565	$1,673,957
COSTS AND EXPENSES
Cost of services provided	221,234	207,519	894,437	819,943
Depreciation and amortization	16,643	14,950	66,792	56,580
Sales, general and administrative	135,760	123,680	550,698	503,433
Gain on sale of assets, net	(196)	(63)	(875)	(242)
Interest (income)/expense, net	(290)	83	(220)	(259)
	373,151	346,169	1,510,832	1,379,455
INCOME BEFORE INCOME TAXES	71,472	68,544	310,733	294,502
PROVISION FOR INCOME TAXES	20,504	34,809	79,070	115,378
NET INCOME	$50,968	$33,735	$231,663	$179,124
NET INCOME PER SHARE - BASIC AND DILUTED	$0.16	$0.10	$0.71	$0.55
Weighted average shares outstanding - basic and diluted	327,316	326,984	327,291	326,981

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Fourth Quarter 2018 results on

Wednesday, January 23, 2019 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 800-458-4148 domestic;

323-794-2598 international
at least 5 minutes before start time.

REPLAY: available through January 30, 2018

Please dial 888-203-1112/719-457-0820, Passcode 7939620

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com

Appendix A

Rollins, Inc. has used the non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (EBITDA) in today’s earnings release, and anticipates using EBITDA in today’s earnings conference call. EBITDA should not be considered in isolation or as a substitute for operating income, net income or other performance measures prepared in accordance with U.S. GAAP. Rollins, Inc. uses EBITDA as a measure of operating performance because it allows us to compare performance consistently over various periods without regard to changes in our capital structure.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of EBITDA with Net Income, the most comparable GAAP measure.

ROLLINS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA

(in thousands except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Income	$50,968	$33,735	$231,663	$179,124
Add:
Income tax provision	20,504	34,809	79,070	115,378
Interest (income)/expense, net	(290)	83	(220)	(259)
Depreciation and amortization	16,643	14,950	66,792	56,580
EBITDA	$87,825	$83,577	$377,305	$350,823